QuickLinks -- Click here to rapidly navigate through this document

Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the use of our report dated July 22, 2014, audited by JonesBaggett LLP, who merged with Whitley Penn LLP as of November 1, 2014, with respect to the consolidated financial statements of Veritex Holdings, Inc. and Subsidiary for the year ended December 31, 2012 included in the Registration Statement Form S-4 and to the reference to our firm as it appears under the caption "Experts."

/s/ Whitley Penn LLP

Dallas, Texas
May 6, 2015

QuickLinks

  Exhibit 23.2